As filed with the Securities and Exchange Commission on January 24, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1368850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

480 Arsenal Way

Watertown, Massachusetts 02472

(781) 577-5300

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

ELOXX PHARMACEUTICALS, INC. 2018 EQUITY INCENTIVE PLAN

(Full title of the plan)

Sumit Aggarwal

Chief Executive Officer

Eloxx Pharmaceuticals, Inc.

480 Arsenal Way

Watertown, Massachusetts 02472

(Name and address of agent for service)

(914) 207-2300

(Telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos, Esq.

Wesley C. Holmes, Esq.

Ellen Smiley, Esq.

Latham & Watkins LLP

200 Clarendon Street, 27th Floor

Boston, MA 02116

(617) 948-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 157,170 shares (the “Additional Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of Eloxx Pharmaceuticals, Inc. (the “Registrant”) issuable under the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan”) pursuant to the provision of the 2018 Plan which provides for an annual automatic increase in the number of shares of Common Stock reserved for issuance under the 2018 Plan.

The Additional Shares are securities of the same class as other securities for which prior registration statements of the Registrant on Form S-8 were previously filed with the Commission on March 31, 2023 (File No. 333-271035), March 12, 2021 (File No. 333-254201), March 6, 2020 (File No. 333-236952), May 11, 2018 (File No. 333-224860) and January 10, 2018 (File No. 333-222499).

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Form	File No.	Exhibit Number	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of Senesco Technologies, Inc. filed with the State of Delaware on January 22, 2007	10-Q	001-31326	3.1	2/14/2007

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Senesco Technologies, Inc. filed with the State of Delaware on December 13, 2007	10-Q	001-31326	3.1	2/14/2008

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Senesco Technologies, Inc. filed with the State of Delaware on September 22, 2009	10-K	001-31326	3.3	9/28/2009

Exhibit Number	Exhibit Description	Form	File No.	Exhibit Number	Filing Date	Filed Herewith
4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Senesco Technologies, Inc. filed with the State of Delaware on May 25, 2010	8-K	001-31326	3.1	5/28/2010

4.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Senesco Technologies, Inc. filed with the State of Delaware on December 22, 2011	10-Q	001-31326	3.1	2/14/2012

4.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Senesco Technologies, Inc. filed with the State of Delaware on April 1, 2013	10-Q	001-31326	3.1	5/15/2013

4.7	Certificate of Amendment to the Registrant’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on October 16, 2013	8-K	001-31326	3.1	10/21/2013

4.8	Certificate of Amendment to the Registrant’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on September 29, 2014	8-K	001-31326	3.1	10/3/2014

4.9	Certificate of Amendment to the Registrant’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on December 19, 2017	8-K	001-31326	3.1	12/22/2017

4.10	Certificate of Amendment to the Registrant’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on December 19, 2017	8-K	001-31326	3.2	12/22/2017

4.11	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Eloxx Pharmaceuticals, Inc., as filed with the Secretary of State of the State of Delaware on December 1, 2022	8-K	001-31326	3.1	12/1/2022

4.12	Amended and Restated Bylaws	8-K	001-31326	3.2	12/27/17

Exhibit Number	Exhibit Description	Form	File No.	Exhibit Number	Filing Date	Filed Herewith
4.1	Specimen of Common Stock Certificate	10-K	001-31326	4.1	3/16/2018

5.1	Opinion of Latham & Watkins LLP					*

23.1	Consent of Baker Tilly US, LLP					*

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					*

24.1	Power of Attorney (included on signature page)					*

99.1	Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan	8-K	001-31326	10.1	3/30/2018

99.2	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan	8-K	001-31326	10.2	3/30/2018

99.3	Israeli Sub-Plan under the Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan	8-K	001-31326	10.3	3/30/2018

99.4	Form of Israeli Stock Option Grant Package under the Israeli Sub-Plan under the Eloxx Pharmaceuticals, Inc. 2018 Equity Incentive Plan	8-K	001-31326	10.4	3/30/2018

99.5	Form of Restricted Stock Unit Grant Notice for non-Israeli employees	S-8	333-224860	99.5	5/11/2108

99.6	Form of Restricted Stock Unit Grant Notice for Israeli employees	10-Q	001-31326	10.6	8/10/2018

107.1	Filing Fee Table					*

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, State of Massachusetts, on this 24th day of January 2024.

ELOXX PHARMACEUTICALS, INC.

By	/s/ Sumit Aggarwal
Name	Sumit Aggarwal
Title	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Eloxx Pharmaceuticals, Inc., hereby severally constitute and appoint Sumit Aggarwal and Daniel Geffken, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Sumit Aggarwal	Chief Executive Officer and Director (Principal Executive Officer)	January 24, 2024
Sumit Aggarwal

/s/ Daniel Geffken	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	January 24, 2024
Daniel Geffken

/s/ Steven D. Rubin	Director	January 24, 2024
Steven D. Rubin

/s/ Lindsay Androski	Director	January 24, 2024
Lindsay Androski

/s/ Alan Walts, Ph.D.	Director	January 24, 2024
Alan Walts, Ph.D.